Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
January 19, 2006	Raymond E. Verlinde	Brady T. Burt
	Sr. EVP/Chief Administrative Officer	EVP/Chief Financial Officer
	ray.verlinde@weststarbank.com	bburt@weststarbank.com
	970-328-9710	970-328-9711

Vail Banks Doubles Fourth Quarter Year Over Year Results

Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share of $0.24 for the fourth quarter 2005 compared to $0.25 for the third quarter 2005 and $0.12 for the fourth quarter 2004. Net income for the quarter was $1.29 million versus $1.34 million in the third quarter 2005 and $643 thousand in the fourth quarter 2004.

“The Company achieved excellent loan growth this quarter while maintaining high credit quality,” stated Gary Judd, CEO of Vail Banks, Inc. “Average loans increased $36.5 million, or 35 percent annualized, from the third quarter 2005, and $63.4 million, or 16 percent, for the year. The growth continues to come from the Company’s strength in real estate lending for construction, which increased $51.9 million, or 56 percent for the year, and real estate mortgages, which increased $19.5 million, or 28 percent. We have maintained outstanding credit quality during this period of high loan growth. Non-accrual loans were $41 thousand at year-end, compared to $235 thousand a year ago, and total risk assets were $696 thousand, compared to $1.0 million at the end of 2004. The Company increased its provision for loan loss expense to $450 thousand during the fourth quarter from $50 thousand in the third quarter 2005 reflecting the growth in loan outstandings.”

“The bank’s deposit mix continued to improve with average core deposit balances increasing $20.3 million, or 19 percent annualized, from the third quarter 2005 and $80.4 million, or 22 percent, for the year. Average non-interest bearing checking balances increased $20.2 million, or 19 percent, for the year. Average money market balances increased $64.5 million, or 49 percent, for the year. This growth results from our continued focus on key customer segments and our commitment to service excellence under our new brand platform WestStar Bank.Expect Action. The Bank continues to strengthen its culture of client service.” This strong core deposit growth contributed to keeping the cost of funds on interest bearing deposits at 2.23 percent during the fourth quarter 2005.  Deposit balances tied to repurchase agreements increased to $12.5 million at year-end 2005 from $900 thousand at the end of 2004.

 “Average earning assets increased $53.1 million, or 10 percent for the year.  The yield on average earning assets increased to 7.81 percent from 7.11 percent in the third quarter 2005 and from 6.60 percent for the fourth quarter of 2004 reflecting increases in the Federal Reserve’s targeted over-night borrowing rate during the year and quarter and a $275 thousand increase in loan fees from the third quarter of 2005. The Company’s net interest margin increased to 5.53 percent for the quarter, compared to 5.07 percent in the third quarter 2005, and 4.95 percent in the fourth quarter 2004,” commented Mr. Judd. Interest income and loan fees increased $1.4 million over third quarter 2005 and $2.7 million, or 35 percent, over the fourth quarter 2004. Net interest income increased $793 thousand, or 11 percent, from the third quarter 2005 and $1.6 million, or 24 percent from the fourth quarter 2004.

Excluding the one-time brokerage fee of $435 thousand recognized during the third quarter 2005, total non-interest income and non-interest expenses remained fairly constant in the fourth quarter 2005 as compared to the third quarter 2005. Excluding the one-time brokerage fee, non-interest income increased $52 thousand, or 3 percent, from the third quarter 2005.  Non-interest expense increased $106 thousand, or 1 percent, from the third quarter 2005.

At its meeting on January 16, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable February 10, to shareholders of record on January 27.

Also at its meeting on January 16, the Company’s Board of Directors reauthorized the Company’s stock repurchase program. The total amount of repurchases under the program, both previously completed and allowable up to January 2007, aggregate approximately $29 million. During 2005, the Company did not repurchase any common shares. Since the inception of the stock repurchase program on February 12, 2001, the Company has repurchased 1,535,380 shares at an average price of $12.10 per share for an aggregate purchase price of approximately $19 million.

Vail Banks, Inc., through its subsidiary, WestStar Bank, has 24 banking offices serving 19 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Fruita, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

This news release contains forward-looking statements, including, without limitation, statements regarding certain of the Company’s goals and expectations with respect to net income, net income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. Actual results may differ from those set forth in the forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (1) the projected growth and profitability of the Company following the new branding and other business initiatives are lower than expected; (2) the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the effects of, and changes in, inflation, interest rate, market and monetary fluctuations; (4) the development of competitive new products and services by the Company and its competitors; (5) the impact of changes in financial services’ laws and regulations or other unanticipated regulatory or judicial proceedings or ruling; (6) changes in consumer spending and saving habits; (7) adverse changes in financial performance and/or condition of the Company’s borrowers which could impact repayment of such borrowers’ outstanding loans; (8) the impact of changes in accounting principles; and (9) decision to downsize, sell or close branches or otherwise change the business mix of the Company. The foregoing list of factors is not exclusive and you should refer to the section entitled “Certain Factors Affecting Forward-Looking Statement in the Company’s annual report filed in Form 10-K with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release.

Vail Banks, Inc.

Financial Highlights
(in thousands, except share data)
(unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec 31,
	2005	2005	2005	2005	2004

Earnings and Performance
Net income	$1,290	$1,343	$971	$885	$643
Diluted net income per share	0.24	0.25	0.18	0.16	0.12
Return on assets	0.75%	0.79%	0.60%	0.55%	0.41%
Return on equity	8.03	8.59	6.39	5.95	4.30
Net interest margin (FTE)	5.53	5.07	5.00	5.11	4.95
Efficiency ratio	76	79	84	84	89
Return on tangible equity	18.51	20.57	15.69	14.86	10.96

Asset Quality Ratios
Net recoveries (charge-offs) to average loans	(0.02)%	0.00%	0.05%	0.03%	(0.03	) %
Allowance for loan losses to loans	0.92	0.95	0.95	0.99	0.96
Allowance for loan losses to non-performing loans (1)	10,910	NA	NA	287	1,657
Non-performing assets to loan-related assets	0.13	0.14	0.14	0.54	0.25
Risk assets to loan-related assets (2)	0.14	0.47	0.18	0.80	0.25

Capital Ratios
Equity to assets at period end	9.29%	9.33%	9.44%	8.81%	9.44%
Tangible equity to assets at period end	4.03	3.96	3.93	3.55	3.75
Leverage ratio	8.24	8.13	8.12	8.01	8.06
Tier 1 capital ratio	10.00	10.61	10.70	10.14	10.52
Total capital ratio	11.13	11.84	12.05	11.62	12.02

Other Information at Period End
Book value per share	$11.37	$11.19	$11.05	$10.84	$11.25
Tangible book value per share	4.93	4.75	4.61	4.37	4.46
Closing market price	15.00	14.00	14.64	13.13	13.18
Shares outstanding	5,606,235	5,604,235	5,604,235	5,578,824	5,326,504
Full time equivalent associates	256	256	254	243	249
Banking offices	24	24	23	23	23

(1)	Calculation is not applicable (NA) when non-performing loans equal zero.
(2)	Risk assets are non-performing assets plus loans 90 days or more past due and accruing.

Vail Banks, Inc.

Balance Sheet
(in thousands, except share data)

	December 31,	December 31,	Percent
Assets	2005	2004	Change
	(unaudited)

Cash and due from banks	$20,728	$18,360	13%
Federal funds sold	10,630	17,295	(39)
Investment securities
Available for sale	87,265	103,779	(16)
Held to maturity	175	246	(29)

Investments in Trust I and Trust II	743	743	0
Loans held for sale	-	7,110	(100)

Gross loans	487,101	407,629	19
Allowance for loan losses	(4,473)	(3,895)	15
Net deferred loan fee income	(1,117)	(1,276)	(12)
Investment in bank stocks	4,558	4,457	2
Premises and equipment, net	38,686	38,721	0
Goodwill, net	35,970	35,970	0
Other intangible assets, net	119	159	(25)
Other assets	5,934	5,297	12
	$686,319	$634,595	8%

Liabilities and Shareholders' Equity

Liabilities
Deposits	$552,508	$500,444	10%
Securities sold under agreements to repurchase	12,470	894	1,295
Federal Home Loan Bank advances	25,759	42,444	(39)
Subordinated notes to Trust I and Trust II	24,743	24,743	0
Other liabilities	4,606	3,605	28
Total liabilities	620,086	572,130	8

Minority interest	2,500	2,563	(2)

Shareholders' equity
Common equity	64,770	60,520	7
Accumulated other comprehensive loss	(1,037)	(618)	68
Total shareholders' equity	63,733	59,902	6
	$686,319	$634,595	8%

Loan Mix at Period End
Commercial, industrial, and land	$246,371	$239,946	3%
Real estate--construction	144,596	92,705	56
Real estate--mortgage	88,679	69,164	28
Consumer	7,455	5,814	28
Total gross loans	$487,101	$407,629	19%

Deposit Mix at Period End
Interest bearing checking	$97,058	$92,279	5%
Savings	30,860	31,261	(1)
Money market	201,329	132,388	52
CDs under $100,000	42,516	51,541	(18)
CDs $100,000 and over	47,495	72,848	(35)
Interest bearing deposits	419,258	380,317	10

Non-interest bearing checking	133,250	120,127	11
Total deposits	$552,508	$500,444	10%

Shares Outstanding at Period End	5,606,235	5,326,504	5%

Vail Banks, Inc.

Statement of Income by Quarter
(in thousands, except share data)
(unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004

Interest income
Interest on loans	$9,179	$8,042	$7,410	$6,705	$6,623
Fees on loans	1,149	874	833	909	1,028
Interest on investment securities	846	852	1,028	1,371	1,056
Interest on federal funds sold
and short-term investments	273	499	219	192	21
Investments in Trust I and Trust II	19	19	19	19	19
Total interest income	11,466	10,286	9,509	9,196	8,747
Interest expense
Deposits	2,342	1,962	1,623	1,329	1,200
Borrowings	275	279	241	364	379
Federal funds purchased and securities sold under agreements to repurchase	133	122	98	25	19
Subordinated notes to Trust I and Trust II	631	631	630	631	631
Total interest expense	3,381	2,994	2,592	2,349	2,229
Net interest income	8,085	7,292	6,917	6,847	6,518

Provision for loan losses	450	50	(36)	65	180
Net interest income after provision	7,635	7,242	6,953	6,782	6,338

Non-interest income
Deposit related	689	648	645	620	689
Mortgage broker fees	585	588	459	394	812
Gain (loss) on sale of fixed assets	(28)	-	11	(8)	(1)
Other	629	1,022	561	564	524
Total non-interest income	1,875	2,258	1,676	1,570	2,024
Non-interest expense
Salaries and employee benefits	4,368	4,596	4,109	4,195	4,375
Occupancy	1,016	972	1,044	999	1,050
Furniture and equipment	639	646	650	683	658
Amortization of intangible assets	10	10	10	10	10
Other	1,582	1,285	1,397	1,214	1,521
Total non-interest expense	7,615	7,509	7,210	7,101	7,614

Income before taxes	1,895	1,991	1,419	1,251	748
Income tax expense	605	648	448	366	105
Net Income	$1,290	$1,343	$971	$885	$643

Diluted net income per share	$0.24	$0.25	$0.18	$0.16	$0.12

Vail Banks, Inc.

Statement of Income
(in thousands, except share data) (unaudited)

	Three months ended December 31,		Percent	Year ended December 31,		Percent
	2005	2004	Change	2005	2004	Change

Interest income
Interest on loans	$9,179	$6,623	39%	$31,336	$22,965	36%
Fees on loans	1,149	1,028	(12)	3,765	3,620	4
Interest on investment securities	846	1,056	(20)	4,097	4,008	2
Interest on federal funds sold and short-term investments	273	21	1,200	1,183	335	253
Investments in Trust I and Trust II	19	19	0	76	76	0

Total interest income	11,466	8,747	31	40,457	31,004	30
Interest expense
Deposits	2,342	1,200	95	7,256	4,252	71
Borrowings	275	379	(27)	1,159	1,436	(19)
Federal funds purchased and securities sold under agreements to repurchase	133	19	600	378	24	1,475
Subordinated notes to Trust I and Trust II	631	631	0	2,523	2,523	0

Total interest expense	3,381	2,229	52	11,316	8,235	37
Net interest income	8,085	6,518	24	29,141	22,769	28

Provision for loan losses	450	180	150	529	704	(25)

Net interest income after provision	7,635	6,338	20	28,612	22,065	30

Non-interest income	1,875	2,024	(7)	7,379	10,203	(28)
Non-interest expense	7,615	7,614	0	29,435	27,801	6

Income before taxes	1,895	748	153	6,556	4,467	47
Income taxes	605	105	476	2,067	1,511	37
Net Income	$1,290	$643	101%	$4,489	$2,956	52%

Diluted net income per share	$0.24	$0.12	100%	$0.83	$0.55	51%
Weighted average shares outstanding - diluted	5,396,904	5,423,984	0	5,395,914	5,417,562	0

Profitability Ratios

Return on assets	0.75%	0.41%		0.67%	0.49%
Return on equity	8.03	4.30		7.27	5.03
Net interest margin (FTE)	5.53	4.95		5.18	4.55
Net (chargeoffs) / recoveries	(0.02)	(0.03)		0.01	(0.09)
Efficiency ratio	76	89		81	84

Average Balances

Assets	$682,827	$630,212	8%	$665,479	$604,921	10%
Earning assets	588,081	534,933	10	571,264	511,793	12
Loans	458,128	394,763	16	423,558	350,535	21
Deposits	545,361	498,080	9	530,769	478,490	11
Shareholders' equity	63,748	59,477	7	61,752	58,736	5

Vail Banks, Inc. Supplemental Information
(in thousands)
(unaudited)

	Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004

Average Balances
Assets	$682,827	$673,080	$654,444	$651,133	$630,212
Earning assets	588,081	580,370	561,978	554,155	534,933
Loans	458,128	421,678	411,495	402,340	394,763
Deposits	545,361	536,756	523,298	517,286	498,080
Interest bearing liabilities	483,324	477,432	468,261	465,834	455,340
Shareholders' equity	63,748	62,001	60,937	60,282	59,477

Average Deposit Mix
Interest bearing checking	94,426	91,277	93,380	93,637	97,081
Savings	31,336	31,778	31,787	31,560	33,013
Money market	197,545	181,233	162,355	147,308	133,006
CDs under $100,000	43,205	45,736	48,993	50,663	52,144
CDs $100,000 and over	49,919	59,049	67,114	74,850	74,070
Interest bearing deposits	416,431	409,073	403,629	398,018	389,314
Non-interest bearing checking	128,930	127,683	119,669	119,268	108,766
Total deposits	$545,361	$536,756	$523,298	$517,286	$498,080

Net Interest Margin Analysis
Net interest income	$8,085	$7,292	$6,917	$6,847	$6,518
Fully taxable equivalent adjustment	116	111	76	140	133
Net interest income (FTE)	8,201	7,403	6,993	6,987	6,651

Yields (FTE)
Loans	8.94%	8.39%	8.04%	7.67%	7.71%
Investment securities	4.05	3.87	3.75	5.15	3.63
Other earning assets	3.98	3.59	3.09	2.77	3.26
Total earning assets	7.81	7.11	6.84	6.83	6.60

Cost of funds
Interest bearing deposits	2.23	1.90	1.61	1.35	1.23
Other interest bearing liabilities	6.16	5.99	6.01	6.10	6.20
Total interest bearing liabilities	2.78	2.49	2.22	2.05	1.95
Total interest expense to earning assets	2.28	2.04	1.84	1.72	1.65
Net interest margin (FTE)	5.53%	5.07%	5.00%	5.11%	4.95%

Vail Banks, Inc.

Asset Quality
(in thousands)
(unaudited)

	Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004

Asset Quality
Nonaccrual loans	$41	$0	$0	$1,391	$235
Restructured loans	0	0	0	0	0
Total non-performing loans	41	0	0	1,391	235
Foreclosed properties	572	617	589	802	785
Total non-performing assets	613	617	589	2,193	1,020
90+ days past due and accruing	83	1,399	181	1,053	17
Total risk assets	$696	$2,016	$770	$3,246	$1,037

Allowance for Loan Losses
Beginning Balance	$4,050	$4,003	$3,989	$3,895	$3,742
Provision (credit) for loan losses	450	50	(36)	65	180
Loan charge-offs	(28)	(7)	(1)	(24)	(63)
Loan recoveries	1	4	51	53	36
Net (charge-offs) recoveries	(27)	(3)	50	29	(27)
Ending Balance	$4,473	$4,050	$4,003	$3,989	$3,895

Net Recoveries (Charge-Offs) to Average Loans	(0.02)%	0.00%	0.05%	0.03%	(0.03)%

Loans Past Due 30 Days or More and Accruing to Total Loans	0.43	0.43	0.07	0.31	0.32